Exhibit 99.1

Rowan Reports Second Quarter 2017 Results

HOUSTON, Aug. 2, 2017 /PRNewswire/ -- For the quarter ended June 30, 2017, Rowan Companies plc (" Rowan " or the " Company ") (NYSE: RDC) reported a net loss of $28.7 million, or $0.23 net loss per diluted share, compared to net income of $216.7 million, or $1.72 per diluted share, in the second quarter of 2016. The net loss for the current quarter included a $2.4 million (after tax), or $0.02 per share, gain on early extinguishment of $35.8 million of debt. The net income for the prior-year quarter included a $120.0 million (after tax), or $0.95 per share, increase to net income for the Rowan Relentless contract termination. The $120.0 million reflects the incremental revenue in excess of the Rowan Relentless drillship's day rate for the quarter ended June 30, 2016. Additionally, net income for the prior-year quarter included a $1.8 million (after tax), or $0.01 per share, gain on early extinguishment of debt.

Tom Burke, President and Chief Executive Officer, commented, "Amidst challenging market conditions, we are encouraged by recent contract awards for the Rowan jack-up fleet. We continue to execute safe, reliable and efficient operations with less than 1% downtime in the quarter. Our balance sheet remains solid and we believe positions us well in a slow industry recovery."

Rowan will conduct its earnings conference call on Wednesday, August 2, 2017, at 10:00 a.m. Central Time. Interested parties are invited to listen to the call by telephone or over the Internet. Individuals who wish to participate on the conference call by telephone may dial (877) 201-0168, or internationally (647) 788-4901. The conference ID is 20418128. You should dial-in approximately five to 10 minutes prior to the scheduled start time. Alternatively, to access the online simulcast and rebroadcast of the conference call, please visit Rowan's website at www.rowan.com. You should connect to our website at least 15 minutes prior to the conference call to register, download and install any necessary software.

Rowan is a global provider of contract drilling services with a fleet of 29 mobile offshore drilling units, comprised of 25 jack-up rigs and four ultra-deepwater drillships. The Company's fleet operates worldwide, including the United States Gulf of Mexico, the United Kingdom and Norwegian sectors of the North Sea, the Middle East and Trinidad. The Company's Class A Ordinary Shares are traded on the New York Stock Exchange under the symbol "RDC." For more information on the Company, please visit www.rowan.com.

Statements herein that are not historical facts are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected business, financial and operating performance and prospects of the Company. These forward-looking statements are based on our current expectations and are subject to numerous risks, assumptions, trends and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Among the factors that could cause actual results to differ materially include oil and natural gas prices and the impact of the economic climate; changes in the offshore drilling market, including fluctuations in supply and demand; variable levels of drilling activity and expenditures in the energy industry; changes in day rates; ability to secure future drilling contracts; cancellation, early termination or renegotiation by our customers of drilling contracts; customer credit and risk of customer bankruptcy; risks associated with fixed cost drilling operations; unplanned downtime; risks related to our joint venture with Saudi Aramco; cost overruns or delays in transportation of drilling units; cost overruns or delays in maintenance, repairs, or other rig projects; operating hazards and equipment failure; risks of collision and damage; casualty losses and limitations on insurance coverage; weather conditions in the Company's operating areas; increasing costs of compliance with regulations; changes in tax laws and interpretations by taxing authorities; hostilities, terrorism, and piracy; impairments; cyber incidents; the outcomes of disputes, including tax disputes and legal proceedings; and other risks disclosed in the Company's filings with the U.S. Securities and Exchange Commission. Each forward-looking statement speaks only as of the date hereof, and the Company expressly disclaims any obligation to update or revise any forward-looking statements, except as required by law.

Non-GAAP Measures

We report our financial results in accordance with generally accepted accounting principles (GAAP) in the United States. However, in our earnings release and during our earnings calls we may reference company information that does not conform to GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Management believes that an analysis of this data is meaningful to investors because it provides insight with respect to ongoing operating results of the Company and allows investors to better evaluate the financial results of the Company. However, these measures should not be viewed as an alternative to or substitute for GAAP measures of performance, and these non-GAAP measures may not be consistent with previously published Company reports on Forms 10-K, 10-Q and 8-K. Non-GAAP measures we may reference have been reconciled to the nearest GAAP measure in the table entitled Reconciliation of GAAP to Non-GAAP Financial Measures below.

ROWAN COMPANIES PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
REVENUES	$320.2	$611.8	$694.5	$1,112.0

COSTS AND EXPENSES:
Direct operating costs (excluding items below)	167.5	207.5	337.5	412.3
Depreciation and amortization	101.5	100.1	200.6	199.0
Selling, general and administrative	22.0	26.1	46.0	53.0
Loss on disposals of property and equipment	3.1	1.9	6.5	4.1
Total costs and expenses	294.1	335.6	590.6	668.4

INCOME FROM OPERATIONS	26.1	276.2	103.9	443.6

OTHER INCOME (EXPENSE):
Interest expense	(38.9)	(38.3)	(78.5)	(77.2)
Interest income	3.2	0.5	5.2	0.9
Gain on extinguishment of debt	2.4	1.8	2.2	2.4
Other - net	(0.1)	(0.7)	(0.1)	(3.3)
Total other (expense), net	(33.4)	(36.7)	(71.2)	(77.2)

INCOME (LOSS) BEFORE INCOME TAXES	(7.3)	239.5	32.7	366.4
Provision for income taxes	21.4	22.8	51.1	26.9

NET INCOME (LOSS)	$(28.7)	$216.7	$(18.4)	$339.5

NET INCOME (LOSS) PER SHARE - DILUTED	$(0.23)	$1.72	$(0.15)	$2.70

WEIGHTED AVERAGE SHARES - BASIC	$126.3	$125.4	$126.0	$125.2

WEIGHTED AVERAGE SHARES - DILUTED	126.3	126.3	126.0	125.9

ROWAN COMPANIES PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	June 30, 2017	December 31, 2016
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,145.2	$1,255.5
Receivables - trade and other	310.1	301.3
Prepaid expenses and other current assets	29.5	23.5
Total current assets	1,484.8	1,580.3
Property and equipment - net	6,901.3	7,060.0
Investment in unconsolidated subsidiary	25.0	—
Other assets	45.0	35.3
	$8,456.1	$8,675.6

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt	$—	$126.8
Accounts payable - trade	87.8	94.3
Deferred revenues	74.5	103.9
Accrued liabilities	134.9	158.8
Total current liabilities	297.2	483.8

Long-term debt, less current portion	2,516.6	2,553.4
Other liabilities	309.8	338.8
Deferred income taxes - net	22.4	185.7
Shareholders' equity	5,310.1	5,113.9
	$8,456.1	$8,675.6

ROWAN COMPANIES PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six months ended June 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(18.4)	$339.5
Adjustments to reconcile net income (loss) to net cash provided by operations:
Depreciation and amortization	200.6	199.0
Deferred income taxes	36.4	(5.2)
Provision for pension and other postretirement benefits	5.1	9.5
Share-based compensation expense	12.2	17.5
Loss on disposals of property and equipment	6.5	4.1
Contingent payment derivative	0.1	(6.4)
Other	1.3	0.4
Net changes in current assets and liabilities	(26.5)	(135.6)
Other postretirement benefit claims paid	(1.8)	(4.9)
Contributions to pension plans	(12.0)	(8.2)
Deferred revenues	(39.9)	(9.4)
Net changes in other noncurrent assets and liabilities	(25.1)	(7.1)
Net cash provided by operating activities	138.5	393.2

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(57.3)	(64.4)
Investment in unconsolidated subsidiary	(25.0)	—
Proceeds from disposals of property and equipment	1.3	1.1
Net cash used in investing activities	(81.0)	(63.3)

CASH FLOWS FROM FINANCING ACTIVITIES:
Reductions of long-term debt	(163.4)	(47.9)
Shares repurchased for tax withholdings on vesting of restricted share units	(4.4)	(4.8)
Net cash used in financing activities	(167.8)	(52.7)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(110.3)	277.2
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,255.5	484.2
CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,145.2	$761.4

ROWAN COMPANIES PLC
SUPPLEMENTAL OPERATING SEGMENT INFORMATION
(In millions)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Deepwater:
Revenues	$122.7	$341.4	$283.4	$563.9
Operating expenses:
Direct operating costs (excluding items below)	38.7	56.0	83.3	123.0
Depreciation and amortization	28.4	29.9	56.7	57.2
Other operating items	—	—	—	0.3
Income from Operations	$55.6	$255.5	$143.4	$383.4

Jack-ups:
Revenues	$197.5	$270.4	$411.1	$548.1
Operating expenses:
Direct operating costs (excluding items below)	128.8	151.5	254.2	289.3
Depreciation and amortization	72.4	71.1	142.5	139.5
Other operating items	3.2	1.8	6.6	3.7
Income (loss) from Operations	$(6.9)	$46.0	$7.8	$115.6

Unallocated costs and other:
Operating expenses:
Depreciation and amortization	0.7	(0.9)	1.4	2.3
Selling, general and administrative	22.0	26.1	46.0	53.0
Other operating items	(0.1)	0.1	(0.1)	0.1
Loss from Operations	$(22.6)	$(25.3)	$(47.3)	$(55.4)

Consolidated:
Revenues	$320.2	$611.8	$694.5	$1,112.0
Operating expenses:
Direct operating costs (excluding items below)	167.5	207.5	337.5	412.3
Depreciation and amortization	101.5	100.1	200.6	199.0
Selling, general and administrative	22.0	26.1	46.0	53.0
Other operating items	3.1	1.9	6.5	4.1
Income from Operations	$26.1	$276.2	$103.9	$443.6

ROWAN COMPANIES PLC
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited)

	Three months ended			Six months ended
	June 30,	March 31	June 30,	June 30,
	2017	2017	2016	2017	2016
RIG DAYS (1)
Deepwater:
Operating	204	270	325	474	686
Available	364	360	364	724	728

Jack-up:
Operating	1,503	1,547	1,605	3,050	3,101
Available	2,093	2,071	2,184	4,164	4,368

Total:
Operating	1,707	1,817	1,930	3,524	3,787
Available	2,457	2,431	2,548	4,888	5,096

UTILIZATION (1)
Deepwater	56%	75%	89%	65%	94%
Jack-up	72%	75%	73%	73%	71%
Total	69%	75%	76%	72%	74%

AVERAGE DAY RATES (2) (in thousands)
Deepwater (3)	$599.6	$592.1	$607.0	$595.3	$609.8
Jack-up	$129.9	$135.7	$164.9	$132.8	$173.3
Total (3)	$186.0	$203.5	$239.4	$195.0	$252.4

REBILLABLES (4) (in millions)
Deepwater	$0.4	$0.8	$1.5	$1.2	$2.7
Jack-up	2.1	3.4	5.0	5.5	8.4
Total	$2.5	$4.2	$6.5	$6.7	$11.1

(1) Available rig days and utilization exclude cold-stacked days.
(2) Average day rates exclude other revenue, which is primarily revenue received for contract reimbursable costs.

(3) Average day rate for the three and six months ended June 30, 2016 includes operating days for the drillship Rowan Relentless up to the contract termination which was 52 days and 143 days for the three and six months ended June 30, 2016, respectively.

(4) Rebillable operating costs equally offset with rebillable revenue.

ROWAN COMPANIES PLC
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Three months ended June 30, 2017				Three months ended June 30, 2016
	Pretax	Tax	Net	Diluted EPS*	Pretax	Tax	Net	Diluted EPS*
GAAP NET INCOME (LOSS)	$(7.3)	$(21.4)	$(28.7)	$(0.23)	$239.5	$(22.8)	$216.7	$1.72
Gain on extinguishment of debt	(2.4)	—	(2.4)	(0.02)	(1.8)	—	(1.8)	(0.01)
Customer contract termination settlement	—	—	—	—	(120.0)	—	(120.0)	(0.95)
NON-GAAP NET INCOME (LOSS)	$(9.7)	$(21.4)	$(31.1)	$(0.25)	$117.7	$(22.8)	$94.9	$0.75

	Six months ended June 30, 2017				Six months ended June 30, 2016
	Pretax	Tax	Net	Diluted EPS*	Pretax	Tax	Net	Diluted EPS*
GAAP NET INCOME (LOSS)	$32.7	$(51.1)	$(18.4)	$(0.15)	$366.4	$(26.9)	$339.5	$2.70
Gain on extinguishment of debt	(2.2)	—	(2.2)	(0.02)	(2.4)	—	(2.4)	(0.02)
Customer contract termination settlement	—	—	—	—	(120.0)	—	(120.0)	(0.95)
NON-GAAP NET INCOME (LOSS)	$30.5	$(51.1)	$(20.6)	$(0.16)	$244.0	$(26.9)	$217.1	$1.73
* Per share amounts may not sum due to rounding.

	Three months ended		Six months ended
	June 30,		June 30,
	2017	2016	2017	2016
ADJUSTED EARNINGS BEFORE INTEREST, TAXES AND DEPRECIATION (EBITDA):
GAAP NET INCOME (LOSS)	$(28.7)	$216.7	$(18.4)	$339.5
Depreciation and amortization	101.5	100.1	200.6	199.0
Interest (income) expense and other, net	35.8	38.5	73.4	79.6
Income tax expense	21.4	22.8	51.1	26.9
Gain on extinguishment of debt	(2.4)	(1.8)	(2.2)	(2.4)
Loss on disposals of property and equipment	3.1	1.9	6.5	4.1
Customer contract termination settlement	—	(120.0)	—	(120.0)
NON-GAAP ADJUSTED EBITDA	$130.7	$258.2	$311.0	$526.7

CONTACT: Carrie Prati, Director, Investor Relations, carrie.prati@rowancompanies.com, +1 713 960 7581